Exhibit 10.7.1
PORTIONS OF THIS EXHIBIT DENOTED WITH THREE ASTERISKS (***) HAVE BEEN
OMITTED AND WILL BE SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT
WITH THE SECURITIES AND EXCHANGE COMMISSION.
[LETTERHEAD OF NORSKE SKOG CANADA LIMITED]
December 2, 2002
Doman Forest Products Limited
435 Trunk Road
Duncan, British Columbia
V9L 2P9

Attention:	Mr. J. H. Doman
President
Dear Sirs:
Variation in Supply Arrangements for Chips, Sawdust, Hog Fuel and Sawlogs
We refer to the following fibre supply agreements (“Existing Agreements’)”
1.	Chip and Sawlog Supply Agreement dated September 8, 1980 between British Columbia Forest Products Limited (a predecessor to Norske Skog Canada Limited (“Norske”)) and Doman Industries Limited as amended to the date hereof by agreements between Doman Forest Products Limited (“Doman”) and Norske and its predecessors (“the Chip and Sawlog Agreement”);

2.	Sawdust Purchase Agreement dated January 1, 1987 between Crown Forest Industries Limited and Doman as amended to the date hereof by agreements between Doman and Norske and its predecessors (“the Sawdust Agreement”); and

3.	Hog Fuel Purchase Agreement dated April 14, 1978 between Doman and British Columbia Forest Products Ltd. as amended to the date hereof by agreements between Doman and Norske and its precedessors.
In this letter and the schedule to this letter:
(a)	“Chips” and “Sawlogs” have the meanings specified in the Chip and Sawlog Agreement;
(b)	“CCAA” means the Companies Creditors Arrangement Act (Canada) as amended to the date hereof;
(c)	“Hog Fuel” and “Sawdust” have the meanings specified in the Sawdust Agreement; and
(d)	“Order” means the Order made November 7, 2002 by the Supreme Court of British Columbia under the CCAA in the matter of Doman Industries Limited and certain other corporations and partnerships, including Doman (Vancouver Registry No. L023489).

We confirm our mutual agreement to amend the fibre supply arrangements under the Existing Agreements in accordance with the revised terms and conditions set out in the schedule hereto effective on the date that Doman’s arrangement under the CCAA becomes effective (“the Effective Date”). The Existing Agreements as amended by this letter remain in full force and effect.
The amendments contemplated by this letter are subject to Doman obtaining, by 5:00 pm (Vancouver time) on Tuesday December 3, 2002, all consents and approvals that are required under the Order in order to effect the amendments contemplated by this letter.
Please confirm your agreement with the above by signing and returning the enclosed copy of this letter by 5:00 pm (Vancouver time) on Monday, December 2, 2002 failing which this letter shall cease to have any force or effect.
Yours very truly,
NORSKE SKOG CANADA LIMITED

Per:

Confirmed and agreed this 2nd day of December, 2002

DOMAN FOREST PRODUCTS LIMITED

Per:

SCHEDULE OF REVISED TERMS
Chip and Sawlog Agreement
•	Annual commitment of Chips sold to Norske by Doman to be varied for the 1st year following the effective date of the CCAA arrangement (“Effective Date”) to (***) Volumetric Units in first four months, (***) in the next four months and (***) in the last four months. The annual commitment for years 2, 3 and 4 after the Effective Date will be (***) Volumetric Units and for the balance of the term will be (***) Volumetric Units per year
•	Term extended so that the agreement expires 10 years from the Effective Date
•	All Chips produced at Doman’s Ladysmith, Chemainus, Cowichan Bay and Western Lumber sawmills (Saltair and Nanaimo) will be delivered to Norske. Norske will deliver back to Doman the volume of Chips in excess of the annual commitment.
•	Norske will arrange for Doman to be offered (***) cubic metres of Sawlogs for every Volumetric Unit of Chips purchased by Norske under the Agreement up to the annual commitment volume
•	Norske will also have the first right to purchase any of the Chips produced at the above Doman sawmills that are surplus to the needs of the Woodfibre Pulp Mill
•	Other terms and conditions, including pricing, quality, and delivery arrangements remain in effect
Sawdust Agreement
•	Term extended so that the agreement expires 10 years from the Effective Date. Cancellation by either party on 12 months notice shall not apply until after the second last year of the term.
•	Doman will sell all Sawdust (except red cedar) produced at all of its sawmill facilities in coastal British Columbia, including Ladysmith, Cowichan Bay, Chemainus, Duke Point, Vancouver and Western Lumber facilities (currently Saltair and Nanaimo)
•	Cedar sawdust will be purchased at Norske’s option for use in the sawdust process
•	Other terms and conditions, including pricing, quality and delivery arrangements remain in effect
Hog Fuel Supply Agreement
•	Term extended so that the agreement expires 10 years from the Effective Date. Cancellation by either party on 12 months notice shall not apply until after the second last year of the term.
•	Hog Fuel produced at the mills referenced under the heading Chip and Sawlog Agreement will be delivered to Norske’s Crofton mill or other mills as directed by Norske
•	Norske will have the first right to purchase all other Hog Fuel produced by Doman’s mills that is surplus to Woodfibre’s needs
•	All other terms and conditions of the existing Hog Fuel supply arrangement between Norske and Doman, including pricing, quality and delivery arrangements will apply
Pulplog Supply Arrangement
During the term of the Chip and Sawlog Agreement, Norske will offer Doman on a first rights basis any surplus pulplogs Norske is willing to offer to sell for cash to any potential arms-length buyer.